As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-191613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENET HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8062	95-2557091
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(469) 893-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul A. Castanon

Vice President & Deputy General Counsel

TENET HEALTHCARE CORPORATION

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(469) 893-2200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Barbara L. Becker

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4034

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 of Tenet Healthcare Corporation (this “Amendment No. 2”) is being filed solely for the purpose of filing Exhibit 5.1, as indicated on the exhibit index contained in Item 21 of Part II below. This Amendment No. 2 does not relate to the contents of the prospectus contained in the Registration Statement on Form S-4, which is not amended hereby.  Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.                                         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Registrant’s Amended and Restated Articles of Incorporation provide that no director or officer of the Registrant shall be personally liable to the Registrant or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of the Section 300 of Chapter 78 of the Nevada Revised Statutes.  The Amended and Restated Articles of Incorporation further provide that the liability of directors and officers of the Registrant shall be eliminated or limited to the fullest extent authorized by Nevada law, as amended.

The Registrant’s Amended and Restated Bylaws, as well as individual indemnification agreements the Registrant has entered into with directors of the corporation:

•                  provide for mandatory indemnification, to the fullest extent permitted by law, of any present or former director or officer of the Registrant or any of its affiliates or subsidiaries who has served as such a director or officer on or after November 5, 2008 (each, an indemnitee) for all expenses, liabilities, losses or other specified amounts resulting from a legal proceeding arising from any occurrence that takes place after November 5, 2008 and that relates to the fact that such indemnitee is or was a director or officer of the Registrant or any of its affiliates or subsidiaries or at the request of the Registrant served in one of several specified capacities with respect to another entity;

•                  provide that the Registrant is not required to indemnify an indemnitee in connection with any legal proceeding initiated by the indemnitee except under certain specified circumstances;

•                  require the advancement of expenses to an indemnitee upon receipt of an undertaking by the indemnitee to repay if it is ultimately determined that the indemnitee is not entitled to be indemnified by the Registrant;

•                  provide that (1) when making a determination of whether an indemnitee is entitled to indemnification under the Amended and Restated Bylaws, there is a presumption that the indemnitee is entitled to indemnification and the Registrant has the burden of proof to overcome that presumption, and (2) that, in an indemnitee’s lawsuit to enforce his or her right to indemnification under the Amended and Restated Bylaws, the Registrant must prove with clear and convincing evidence that the indemnitee is not entitled to indemnification;

•                  require the Registrant to indemnify an indemnitee for expenses (and, if requested by an indemnitee, to advance such expenses on such terms and conditions as the Board deems appropriate) that are incurred by an indemnitee in a lawsuit to enforce the indemnitee’s indemnification rights under the Amended and Restated Bylaws;

•                  provide that rights to indemnification under the Amended and Restated Bylaws are non-exclusive, have certain survival rights and are deemed to be contractual rights; and

•                  provide that the Registrant has the power to purchase insurance or make other financial arrangements on behalf of an indemnitee for any liability and any related expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

In addition, the Registrant has purchased insurance coverage to insure its directors and officers against certain liabilities that they may incur in their capacity as such.

See “Item 22. Undertakings” for a description of the SEC’s position regarding indemnification for Securities Act liabilities.

ITEM 21.                                         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See Exhibit Index on Page II-6.

ITEM 22.                                         UNDERTAKINGS.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and/or

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e)                                  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 15, 2013.

TENET HEALTHCARE CORPORATION

By:	/s/ Daniel J. Cancelmi
Daniel J. Cancelmi
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Date: October 15, 2013	By:	*
Trevor Fetter
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: October 15, 2013	By:	*
R. Scott Ramsey
Vice President and Controller
(Principal Accounting Officer)

Date: October 15, 2013	By:	*
Jeb Bush
(Director)

Date: October 15, 2013	By:	*
Brenda J. Gaines
(Director)

Date: October 15, 2013	By:	*
Karen M. Garrison
(Director)

Date: October 15, 2013	By:	*
Edward A. Kangas
(Chairman)

Date: October 15, 2013	By:	*
J. Robert Kerrey
(Director)

Date: October 15, 2013	By:	*
Richard R. Pettingill
(Director)

Date: October 15, 2013	By:	*
Ronald A. Rittenmeyer
(Director)

Date: October 15, 2013	By:	*
James A. Unruh
(Director)

Date: October 15, 2013	By:	/s/ Daniel J. Cancelmi
Daniel J. Cancelmi
(As Attorney-In-Fact for the individuals noted above with an asterisk)

EXHIBIT INDEX

3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended and restated May 8, 2008 (Incorporated by reference to Exhibit 3(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 5, 2008)

3.2

Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock, par value $0.15 per share, dated January 7, 2011 (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated and filed January 7, 2011)

3.3

Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State, dated October 10, 2012 (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated October 10, 2012 and filed October 11, 2012)

3.4

Amended and Restated Bylaws of the Registrant, as amended and restated effective January 7, 2011 (Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K, dated and filed January 7, 2011)

4.1

Indenture, dated as of September 27, 2013, between THC Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K filed October 1, 2013)

4.2

Supplemental Indenture, dated as of October 1, 2013, between Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated and filed October 1, 2013)

4.3

Exchange and Registration Rights Agreement, dated as of October 1, 2013, by and among the Registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and Wells Fargo Securities, LLC (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated and filed October 1, 2013)

5.1	Opinion of Woodburn and Wedge

5.2	Opinion of Gibson, Dunn & Crutcher LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Woodburn and Wedge (Included in Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (Included in Exhibit 5.2)

23.3	Consent of Deloitte & Touche LLP*

23.4	Consent of Ernst & Young LLP*

24.1	Power of Attorney (Included on the signature page to the registration statement)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as the Trustee under the Indenture*

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form W-9*

*  Previously filed on October 7, 2013

**  Previously filed on October 11, 2013.